4

                            RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                   THE LIPOSOME COMPANY, INC.

                 Pursuant to Section 245 of the
        General Corporation Law of the State of Delaware


     THE LIPOSOME COMPANY, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies (1) that the former name of The Liposome Company, Inc. was The Liposome Corporation; (2) that this Restated Certificate of Incorporation of the Liposome Company, Inc. was duly adopted by the Board of Directors of said Corporation in accordance with
Section 245 of the General Corporation Law of the State of Delaware on September 14, 1995; (3) that this Restated Certificate of Incorporation restates and integrates, but does not further amend, the original Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on August 6, 1981, as heretofore amended or supplemented; and (4) that there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     FIRST.         The name of the Corporation is The Liposome
Company, Inc.

     SECOND.   The address of the Corporation's registered office
in the State of Delaware is No. 1209 Orange St. in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of stock which the
Corporation shall have the authority to issue is 122,400,000 shares, which shares shall be classified as follows:

     (i) 120,000,000 shares of Common Stock, par value $0.01 per share (hereinafter called the "Common Stock"); and

     (ii) 2,400,000 shares of Serial Preferred Stock, par value $.01 per share (hereinafter called the "Serial Preferred Stock"). Authority is hereby expressly granted to the Board of Directors of the Company to adopt from time to time resolutions providing for the issue of the Serial Preferred Stock in one or more series, which resolutions shall fix the number of shares in each such series and the voting power, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware. The Certificate of Designation for the 276,000 shares of Series A Cumulative Convertible Exchangeable Preferred Stock issued on January 20, 1993 is attached hereto as Exhibit I.

     FIFTH.    The name and mailing address of the sole
incorporator is Roger W. Kapp, 30 Rockefeller Plaza, New York,
New York 10112.

     SIXTH.    No election of directors need be by written
ballot, unless the By-Laws of the Corporation shall so provide.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

     EIGHTH.   Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH.    A director of the Corporation shall not be
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
     If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended.
     Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     TENTH.    The annual meeting of the stockholders of this
Corporation, for the election of directors and the transaction of such other business as may properly come before said meeting, shall be held annually at such place within or without the State of Delaware and at such time as may from time to time be designated by the Board of Directors and set forth in the notice of the meeting. Special meetings of the stockholders of this Corporation, for the transaction of such business as may properly come before said meeting, may be called (i) by the Chairman of the Board of Directors of the Corporation or (ii) by the holders of 20 percent or more of the outstanding shares of the Corporation entitled to vote if such holders shall deliver a written notice signed by each such holder requesting a special meeting and setting forth with reasonable specificity the purpose and proposed agenda thereof to the Chairman of the Board of Directors of the Corporation, by registered or certified mail, return receipt requested. Upon a determination by the Chairman of the Board to call a special meeting or receipt of notice from holders of 20 percent or more of the outstanding shares of the Corporation entitled to vote, the Board of Directors shall, within a reasonable time, designate the time and place of the special meeting and notify the stockholders of the Corporation in such manner as is required by law or this Certificate of Incorporation.

     IN WITNESS WHEREOF, The Liposome Company, Inc. has caused this Restated Certificate of Incorporation to be executed this 30th day of October, 1995, by Carol J. Gillespie, its Vice President and Secretary, who acknowledges under penalties of perjury that said instrument is the act and deed of The Liposome Company, Inc. and that the facts stated therein are true.

                              THE LIPOSOME COMPANY, INC.



                              By:  __________________________
                                   Carol J. Gillespie
                                   Vice President and Secretary
                            EXHIBIT I





                   CERTIFICATE OF DESIGNATION


                               OF


                            SERIES A


              CUMULATIVE CONVERTIBLE EXCHEANGEABLE
                         PREFERRED STOCK
                        ($.01 PAR VALUE)


                               OF


                   THE LIPOSOME COMPANY, INC.





                Pursuant to Section 151(g) of the
                   General Corporation Law of
                      The State of Delaware

                   CERTIFICATE OF DESIGNATION
                               OF
  SERIES A CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                        ($.01 PAR VALUE)
                               OF
                   THE LIPOSOME COMPANY, INC.

    Pursuant to Section 151(g) of the General Corporation Law
                    of the state of Delaware



     THE UNDERSIGNED, being, respectively, the President and the Secretary of The Liposome Company, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware the following resolutions were duly adopted by the Board of Directors of the Company and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation (as amended) of the Company (the "Certificate of Incorporation"), the Board of Directors of the Company, at a meeting duly held on December 2, 1992, adopted resolutions providing for the issuance of a series of its Serial Preferred Stock and fixing the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These resolutions are as follows:

     RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation of the Company (as amended) (the "Certificate of Incorporation"), the issuance of a series of preferred stock, par value $.01 per share (the "Preferred Stock"), which shall consist of up to 276,000 of the 2,400,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

     1. Number of Shares and Designation. 276,000 shares of the preferred stock, $.01 par value per share, of the Company are hereby constituted as a series of the preferred stock designated as Series A Cumulative Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock").

     2.   Definitions.  For purposes of the Series A Preferred
Stock, the following terms shall have the meanings indicated:

     "Board of Directors" shall mean the board of directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock..
     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "Closing Price" of the Common Stock on any day shall mean on such day the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock in either case as reported on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ National Market System") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by NASDAQ National Market System or, if bid and asked prices for the Common Stock on each such date shall not have been reported by NASDAQ National Market System, the average of the bid and asked prices of the Common Stock for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Stock furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

     "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

     "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
Section 7 hereof. The initial Conversion Price will be $12.85 (equivalent to the rate of 1.9455 shares of Common Stock for each Depositary Share (which represents ownership of l/10 of a share of Series A Preferred Stock)).

     "Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing forty-five Trading Dates before the date of determination.

     "dividend payment date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

     "dividend payment record date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

     "Dividend Periods" shall mean quarterly dividend periods commencing on the fifteenth day of January, April, July, and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include April 15, 1993).

     "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

     "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Securities" shall have the meaning set forth in paragraph
(d)(iii) of Section 7 hereof.

     "Trading Date" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business , (ii) if the Common Stock is quoted on the NASDAQ National Market System, or a any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system or (iii) if not quoted as described in clause (ii), days on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

     "Transaction" shall have the meaning set forth in paragraph
(e) of Section 7 hereof.

     "Transfer Agent" means Midlantic National Bank or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Series
A Preferred Stock.

     3. Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at an annual rate of 7-3/4% (an amount equivalent to $1.9375 per annum per share) of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when and as declared by the Board of Directors, on January 15, April 15, July 15 and October 15 in each year (each a "dividend payment date"), commencing on April 15, 1993. If April 15, 1993 or any other dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Company at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance with Section 7 hereof). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

          (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except for repurchases from employees and consultants or by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock.

          (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company (except for repurchases from employees and consultants or by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock and any other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Series A Preferred Stock as to dividends.

          4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $250 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Company shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the Company's assets or
     (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

          (c) Written notice of any liquidation, dissolution or winding up of the Company, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Transfer Agent.

          5. Redemption at the Option of the Company. (a) Series A Preferred Stock may not be redeemed by the Company prior to January 15, 1996, on or after which the Company, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, during the twelve-month periods beginning on January 15 in each of the following years at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared.

                    YEAR                PRICE

                    1996                $264
                    1997                $262
                    1998                $260
                    1999                $258
                    2000                $256
                    2001                $254
                    2002                $252
                    2003 and thereafter      $250

          (b) In the event the Company shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Company. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current conversion price; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date, unless the Company shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the moneys payable upon redemption without interest thereon) shall cease. The Company's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Company shall deposit with a bank or trust company having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Company, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price.

          Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on (i) the redemption date, or (ii) if the Company shall so elect and state in the notice of redemption, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Company irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, give written notice to the Company pursuant to Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the conversion of such shares to be redeemed shall become effective as provided in Section 7.

          6. Shares to be Retired. All shares of Series A Preferred Stock purchased, redeemed, exchanged, or converted by the Company shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series and may thereafter be reissued.

          7.   Conversion.  Holders of shares of Series A
     Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest l/lOOth of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 7; provided, however, that the right to convert shares called for redemption pursuant to
     Section 5 shall terminate at the close of business on (i) the date fixed for such redemption, or (ii) if the Company shall so elect and state in the notice of redemption, the date (which date shall be the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Company irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, unless the Company shall default in making payment of the amount payable upon such redemption. Subject to the following provisions of this
     Section 7(a), any share of Series A Preferred Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of Series A Preferred Stock is converted, then the Company will convert such share into the appropriate number of shares of Common Stock (subject to paragraph (c) of this Section 7) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

          (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York, accompanied by written notice to the Company that the holder thereof elects to convert Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid or are not required to be paid).

          Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between the close of business on such dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holder converts such shares called for redemption pursuant to the provisions of this Section 7) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding dividend payment date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Company. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

          (c) In connection with the conversion of any shares of Series A Preferred Stock, fractions of such shares may be converted; however, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock (or fraction thereof), the Company shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the Current Market Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Company shall after the Issue Date
          (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

               (ii) In case the Company shall issue after the Issue Date rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the issuance date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (B) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (B) the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (iii) In case the Company shall pay a dividend or make a distribution to all holders of its Common Stock after the Issue Date of any shares of capital stock of the Company or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid from profits or surplus of the Company) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries (excluding those referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph
          (iii) called the "Securities"), then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect on the record date mentioned below by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date, provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series A Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had he converted each such share of Series A Preferred Stock immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of shareholders entitled to receive such distribution.

               (iv) Notwithstanding anything in subparagraphs
          (ii) and (iii) above, if such rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Company upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that
          (x) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the granting of all such options, rights or warrants whether or not exercised and (y) the Company issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the exercise rights actually exercised at the respective dates of their exercise. For purposes of subparagraphs (ii) and (iv), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of common Stock.

               (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; Provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, any adjustment shall be required and shall be made in accordance with the provisions of this Section 7 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holder of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest l/lOOth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 306 of the Internal Revenue Code of 1986, as amended, hereafter made by the Company to its stockholders shall not be taxable for such stockholders.

          (e) In case the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Series A Preferred Stock will thereafter no longer be subject to conversion into Common Stock pursuant to Section 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Series A Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred Stock contained in this Section 7. The Provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f) If:

               (i) the Company shall declare a dividend (or any other distribution) on the Common Stock; or

               (ii) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants: or

               (iii) there shall be any reclassification or change of the Common Stock (other than an event to which paragraph (d)(i) of this Section 7 applies) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company or any Corporate Change or Ownership Change (each as defined in Section 8 below); or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then, except as provided otherwise in Section 8, the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Company, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
     (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange these shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section

          (g) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Treasurer setting forth the Conversion Price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustments are based. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustments are based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at his or her last address as shown on the stock records of the Company.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to Section 7 occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event
     (A) issuing to the holder of any share of Series A Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section 7.

          (i) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any corporation controlled by the Company.

          (j) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

          (k) In case the Company shall take any action affecting the Common Stock, other than action described in this
     Section 7, which in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

          (1) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this paragraph (1), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

          The Company will endeavor to make the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock eligible for trading upon the NASDAQ National Market System or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

          Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (m) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Series A Preferred Stock with respect to which such Common Stock shares are issued were registered and the Company shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid or is not required to be paid.

          (n) The Company shall not take any action which results in adjustment of the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Series A Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Company's Certificate of Incorporation. Subject to the foregoing, the Company shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the Series A Preferred Stock in accordance with the terms and provisions of the Company's Certificate of Incorporation.

          8.   Special Conversion Rights Upon Corporate Change or
     Ownership Change

          (a) If a Corporate Change (as defined below) should occur with respect to the Company, each holder of shares of the Series A Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that a Corporate Change has occurred, to convert all, but not less than all, of such holder's shares of the Series A Preferred Stock into Marketable Stock as defined below) with an aggregate Applicable Market Value (as defined below) equal to the aggregate Stated Value as defined below) of the Series A Preferred Stock so converted. The Company or successor corporation, as the case may be, at its option, in lieu of providing Marketable Stock upon any such conversion, may provide the holders who have elected to convert under this
     Section 8 with cash equal to the Stated Value of the Series A Preferred Stock for which conversion was elected, but only if the Company, in its notice to the holder that a Corporate Change has occurred, has notified such holder of the Company's election to provide such holder with cash equal to such Stated Value in lieu of such Marketable Stock, provided that any such election by the Company shall apply to all shares of the Series A Preferred Stock for which the special conversion was elected. Shares of the Series A Preferred Stock that are not converted as provided above will remain convertible into the kind and amount of securities, cash, or other assets that the holders of the shares of the Series A Preferred Stock would have owned immediately after the Corporate Change if the holders had converted the shares of the Series A Preferred Stock immediately before the effective date of the Corporate Change. The Company will notify the holders of the Series A Preferred Stock of any pending Corporate Change as soon as practicable and in any event within 30 days in advance of the effective date of such Corporate Change. In the event of a pending Corporate Change, the Company (or any successor corporation) shall, unless it has determined to provide the holders who have elected to convert under this Section 8 with cash as provided above, take all action necessary to provide for sufficient shares of Marketable Stock for the conversion of the Series A Preferred Stock as provided herein.

          (b) If an Ownership Change (as defined below) should occur with respect to the Company, each holder of a share of the Series A Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that an Ownership Change has occurred, to convert all, but not less than all, of such holder's shares of the Series A Preferred Stock into Common Stock of the Company with an aggregate Applicable Market Value equal to the aggregate Stated Value of the Series A Preferred Stock so converted. The Company may, at its option, in lieu of providing Common Stock upon any such conversion, provide the holders who have elected to convert under this Section 8 with cash equal to the Stated Value of the shares of Series A Preferred Stock for which the special conversion was elected, but only if the Company, in its notice to the holder that an Ownership Change has occurred, has notified such holder of the Company's election to provide such holder with cash equal to such Stated Value in lieu of such Common Stock, provided that any such election by the Company shall apply to all shares of the Series A Preferred Stock for which the special conversion was elected.

          (c) The special conversion right provided in this
     Section 8 arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the date hereof.

          (d) If a Corporate Change or an Ownership Change shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Corporate Change-or Ownership Change, the Company shall mail to each registered holder of a share of Series A Preferred Stock a notice (the "Special Conversion Notice") setting forth details regarding the special conversion right of the holders to convert their shares of Series A Preferred Stock as a result of such Corporate Change or Ownership Change, as the case may be, including, if applicable, notice of the Company's or the successor corporation's election to provide such holder with cash in lieu of Marketable Stock or Common Stock. The holder of a share of Series A Preferred Stock must exercise such conversion right within the 45-day period after the mailing of the Special Conversion Notice by the Company or such special right shall expire. The conversion date for shares so converted shall be the 45th day after the mailing of the Special Conversion Notice. Within five business days thereafter, the Company shall deliver a certificate for the Marketable Stock issuable upon such conversion with a check for any fractional shares issuable or the cash equal to the Stated Value of the Series A Preferred Stock, if the Company has so elected. Exercise of such conversion right shall be irrevocable and no dividend on the shares of Series A Preferred Stock tendered for conversion shall accrue from and after the conversion date.

          (e) The Special Conversion Notice shall state:

               (i) the event constituting the Corporate Change or Ownership Change;

               (ii) the last date upon which holders may submit shares of Series A preferred Stock for conversion;

               (iii) the Applicable Market Value;

               (iv) the Conversion Price then in effect under
          Section 7 and the continuing conversion rights, if any, under Section 5:

               (v) the name and address of any paying agent and conversion agent;

               (vi) that holders who want to convert shares of Series A Preferred Stock must satisfy the requirements of Section 7 and must exercise such conversion right within the 45-day period after the mailing of such notice by the Corporation;

               (vii) that exercise of such conversion right shall be irrevocable and no dividends on shares of Series A
          Preferred Stock tendered for conversion shall accrue from and after the conversion date;

               (viii) that the Corporation may, at its option, pay cash equal to the Stated Value of all shares of Series A Preferred Stock for which the special conversion was elected;

               (ix) that the certificate for the Marketable Stock or the cash, as the case may be, shall be delivered within five business days after the last date upon which holders may submit Series A Preferred Stock for conversion .

          (f) (i) As used herein, a "Corporate Change" with respect to the Company shall be deemed to have occurred at such time as the Company is a party to a business combination, including a merger or consolidation or the sale of all or substantially all of its assets and as a result of such business combination, the Series A Preferred Stock (or the Depositary Shares representing the Series A Preferred Stock) or the Common Stock thereafter is not traded on the New York Stock Exchange, the American Stock Exchange, or admitted for quotation on the NASDAQ National Market System. A Corporate Change will not, however, be deemed to occur with respect to any transaction in which the consideration received by the holders of Common Stock of the Corporation consists solely of Marketable Stock.

               (ii) As used herein, an "Ownership Change" with respect to the Company shall be deemed to have occurred at such time as any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined below), directly or indirectly, of more than 50% of the outstanding Common Stock of the Company pursuant to a transaction that does not constitute a Corporate Change with respect to the Company.

               (iii) As used herein, a person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own," any securities of the Company in accordance with Section 13 of the Exchange Act of 1934 and the rules and regulations (including rule 13d-3, Rule 13d-5, and any successor rules) promulgated by the Securities and Exchange Commission thereunder; provided, however, that a person shall be deemed to have beneficial ownership of all securities that any such person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60 day limitation referred to in Rule 13d-3.

               (iv) As used herein, the term "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Company as a result of a Corporate Change, that is (or will, upon distribution thereof, be) listed on the New York Stock Exchange, the American Stock Exchange, or approved for quotation on the NASDAQ National Market System.

               (v) As used in this Section 8, the "Applicable Market Value" of a share of the Common Stock or a share of common stock of a corporation that is the successor to all or substantially all of the business and assets of the Company as the result of a Corporate Change, shall be the average of the Closing Price of such Common Stock for the five trading days ending on the last trading day preceding the date of Corporate Change or Ownership Change.

               (vi) As used herein, the "Stated Value" of Series A Preferred Stock converted during the 45-day period following the occurrence of a Corporate Change or an Ownership Change shall mean the liquidation preference (as provided in Section 4 hereof) of the Series A Preferred Stock so converted, together with any accrued and unpaid dividends to the conversion date.

          9. Ranking. Any class or classes of stock of the Company shall be deemed to rank:

               (i) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock.

               (ii) on a parity with the Series A Preferred
          Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

               (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holder of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

          10. Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock at the time outstanding shall be cumulatively in arrears for such number of Dividend Periods (whether or not consecutive) which shall in the aggregate contain not less than 540 days, the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (the Series A Preferred Stock and any such other preferred stock, collectively for purposes of this Section 10, the "Defaulted Preferred Stock"), to elect two directors of the Company at the Company's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than ninety days or less than twenty days before the date prescribed for the annual meeting of shareholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section
     10. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

          (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Company shall, upon the written request of 10 of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Treasurer of the Company, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Treasurer of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Treasurer of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (d) The directors elected pursuant to this Section shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Restated Certificate of Incorporation and By-laws of the Company. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the By-laws irrespective of any increase made pursuant to the provisions of this Section 10.

          (e) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law and the Certificate of Incorporation and By-laws of the Company) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

               (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

               (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Company (including this Certificate) which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or of the holders thereof; Provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences or voting powers; or

               (iii) the authorization of any reclassification of the Series A Preferred Stock.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

          11. Exchange. (a) The Series A Preferred Stock shall be exchangeable in whole, but not in part, at the option of the Company on any dividend payment date beginning January 15, 1996, for the Company's Series A Convertible Subordinated Debentures Due January 15, 2003 (the "Debentures") as described in the Company's Registration Statement on Form S-3 (Registration No. 33-55376), as filed with the Securities and Exchange Commission (and as subsequently amended). Holders of outstanding shares of Series A Preferred Stock will be entitled to receive $250.00 principal amount of Debentures in exchange for each share of Series A Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company.

          (b) The Company will mail to each record holder of the Series A Preferred Stock written notice of its intention to exchange the Series A Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of Series A Preferred Stock are to be surrendered for Debentures and shall state that dividends on Series A Preferred Stock will cease to accrue on the Exchange Date.

          Prior to giving notice of intention to exchange, the Company shall execute and deliver to a bank or trust company selected by the Company to act as Trustee with respect to the Debentures (which may but need not be the bank named in the Registration Statement referred to above) an Indenture substantially in the form filed as an Exhibit to the Registration Statement with such changes as may be required by law, stock exchange rule, NASDAQ National Market System rule or customary usage.

          (c) If the Company has caused the Debentures to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this Section 11, then, notwithstanding that any certificates for shares of Series A Preferred Stock have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on the Series A Preferred Stock and at the close of business on the Exchange Date the holders of the Series A Preferred Stock shall cease to be stockholders with respect to the Series A Preferred Stock and shall have no interest in or other claims against the Company by virtue thereof and shall have no voting or other rights with respect to the Series A Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

          The Company will cause the Debentures to be authenticated on or before the Exchange Date.

          (d) Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 11 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Company pursuant to Section 7 above of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 11 above.

          (e) The Debentures will be delivered to the persons entitled thereto upon surrender to the Company or its agent appointed for that purpose of the certificates for the shares of Series A Preferred Stock being exchanged therefor.

          (f) Notwithstanding the other provisions of this
     Section 11, if on the Exchange Date the Company has not paid full cumulative dividends on the Series A Preferred Stock (or set aside a sum therefor) the Company may not exchange the Series A Preferred Stock for the Debentures and any notice previously given pursuant to this Section 11 shall be of no effect.

          (g) The Company will endeavor to list the Debentures, prior to delivery, upon each national securities exchange or the NASDAQ National Market System or any similar system of automated dissemination of securities prices, if any, upon which the Series A Preferred Stock is listed at the time of delivery. In addition, prior to the effective date of the exchange, the Company will arrange for the qualification of the Debentures under the applicable securities and blue sky laws.

          12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

          13. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Company, to its offices at One Research Way, Princeton Forrestal Center, Princeton, New Jersey 08540 (Attention:
     Allen Bloom, Vice President and General Counsel) or other agent of the Company designated as permitted by this Certificate, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series A Preferred Stock); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

          IN WITNESS WHEREOF, this Certificate has been signed by Charles A. Baker and attested to by Allen Bloom, of the Company, all as of the 8th day of January, 1993

                                   THE LIPOSOME COMPANY, INC.



                                   By:  /s/ Charles A. Baker
                                   Name:     Charles A. Baker
                                   Title:    Chairman of the
                              Board

     Attest:



     /s/ Allen Bloom
     Name:     Allen Bloom
     Title:    VP, General Counsel and Secretary